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                     EXHIBIT 10.3

Amended and Restated Employment Agreement dated
September 30, 1993.

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   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

   This Amended and Restated Employment Agreement entered into by and between Farah Incorporated (the
 "Company") and Richard C. Allender (the "Executive").

    In consideration of the following and mutual covenants and agreements hereinafter set forth, the Company and the Executive do hereby agree as follows:

    1.   Employment.

    (a) The Company hereby employs the Executive and the Executive hereby agrees to serve as an employee of the Company or one or more of its subsidiaries on the terms and conditions set forth herein.

    (b) The employment term shall commence on the date hereof and shall end on March 1, 1996, unless mutually extended in writing by both parties within ninety (90) days prior to the expiration of such term or unless terminated under the provisions of Section 4 hereunder.

    (c) The Executive shall serve as President and Chief Executive Officer of the Company or such other offices as the Board of the Company or its subsidiaries
 (the "Boards") shall assign and shall perform such duties and responsibilities as may from time to time be prescribed by the Boards, provided that such duties and responsibilities are consistent with the Executive's position. The Executive shall perform and discharge faithfully, diligently and to the best of his ability such duties and responsibilities and shall devote all of his working time and efforts to the business and affairs of the Company and its subsidiaries.

    (d)  In connection with his employment, the
 Executive shall be based at the Company's El Paso office, or such other location as may be agreeable to both the Company and the Executive.

    2.   Compensation.

    (a) The Company and/or its subsidiaries shall pay to the Executive a minimum annual salary of $275,000, or such additional amounts as the Boards may approve
 (the "Base Salary"), payable in monthly installments on the last day of each month throughout the term of such employment, subject to Section 4 hereof. The
 Board, upon review of the Executive's performance and/or the profitability of the Company and its subsidiaries, may pay the Executive a bonus, as the Boards in their sole discretion may determine to be appropriate.

    (b) The Company and/or its subsidiaries shall pay to the Executive such amounts as may be established under any cash or equity incentive plans approved by the Boards, based upon profit performance or stock values.

    (c) During the term of his employment hereunder, the Executive shall be entitled to participate in or receive benefits under the Company's employee benefit plans and arrangements which are available to senior executive officers of the Company or its subsidiaries.
 Nothing paid to the Executive under any such plans or arrangements shall be deemed to be in lieu of compensation to the Executive hereunder.

    3.   Unauthorized Disclosure and Activity.

    (a) While employed by the Company and for a period of three (3) years after termination of employment, the Executive shall not, without a written consent of the Board or a person duly authorized thereby, disclose to any person, other than a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of his duties as an executive officer of the Company or its subsidiaries, any material confidential information obtained by him while in the employ of the Company or its subsidiaries with respect to any of the products, improvements, license agreements, formulas, designs, methods of manufacture, vendors or customers, the disclosure of which he knows or in the exercise of reasonable care should know, would be damaging to the Company or its subsidiaries; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive) or any information not otherwise considered by the Boards to be confidential. The Executive shall not disclose any confidential information of the type described above, except as may be required by law in connection with any judicial or administrative proceeding or inquiry.

    (b)  In addition, the Executive shall not either
 during the term of this Agreement or within one (1)
 year following termination of employment from any
 cause, solicit any employee of the Company or its
 subsidiaries to terminate his relationship  with the
 Company or its subsidiaries or to influence an employee
 to seek employment with any competitor of the Company
 or its subsidiaries.
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    In the event of violation of any of the foregoing,
 the Company or its subsidiaries may seek such redress in law or in equity to which it may be entitled; and Executive agrees that no bond shall be required to obtain any injunctive relief; and shall pay and indemnify the Company or its subsidiaries for any costs and/or reasonable attorney's fees if they are successful in such action.

 4.   Termination.

    (a) The Executive's employment hereunder shall terminate upon his death.

    (b) The Company may terminate the Executive's employment hereunder by giving written Notice of Termination to the Executive in the event of the Executive's incapacity due to physical or mental illness which prevents the proper performance of his duties set forth herein or established pursuant hereto for a substantial portion of any three (3) month period of the Executive's term of employment hereunder.

    (c) The Company may terminate the Executive's employment hereunder for Cause by giving written Notice of Termination to the Executive. For the purpose of this Agreement, the Company shall have "Cause" to terminate the Executive's employment hereunder upon the Executive's (i) willful failure to materially perform and discharge his duties and responsibilities hereunder or any breach by the Executive of the provisions of
 Section 3 herein, or (ii) misconduct that is materially injurious to the Company or its subsidiaries, or (iii) conviction of a felony involving the personal dishonesty of the Executive or moral turpitude.

    (d) Any termination by the Company pursuant to the subsections (b) or (c) above shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision of this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination. The date of termination specified in the Notice of Termination shall not be earlier than the date such Notice is delivered or mailed to the Executive.

    (e)  If the Executive's employment shall be
 terminated by reason of death, his estate shall be paid all sums otherwise payable to the Executive through the end of the month in which his death occurred, and all
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 bonus or other incentive benefits accrued or accruable
 to the Executive through the end of the month in which his death occurred and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement. If the Executive's employment is terminated by reason of incapacity, the Executive or person charged with legal responsibility for the Executive's estate shall be paid all sums otherwise payable to the Executive, including all bonus or other benefits accrued or accruable to the Executive through the date of termination specified in the Notice of Termination, together with an amount equal to the annual Base Salary, to be payable in monthly installments for eighteen (18) months, and the Company or its subsidiaries shall have no further obligations to the Executive under this Agreement. If the Executive's employment shall be terminated for Cause, the Company or its subsidiaries shall pay the Executive his Base Salary through the date of termination specified in the Notice of Termination, and the Company and its subsidiaries shall have no further obligations to the Executive under this Agreement.

    (f) In the event of a change in control of the Company, the Executive may terminate his employment (i) at any time during the term of this Agreement, for Good
 Reason, by giving written notice to the Company which shall set forth in reasonable detail the facts and circumstances constituting Good Reason, or (ii) on or after the date of the change in control of the Company, in his sole discretion, by providing written notice thereof to the Company. The date of termination specified in the notice shall be no earlier than the date 60 days after the date such notice is delivered or mailed to the Company. For purposes of this
 Agreement:

     (i)  A "change in control" of the Company shall
 mean a change in control of a nature that would be
 required to be  reported (assuming each such event has
 not been "previously reported") in response to Item
 l(a) of the current Report on Form 8-K, as in effect
 on the date hereof, pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934 (the "Exchange
 Act"), provided that, without limitation, such a
 change in control shall be deemed to have occurred at
 such time as (A) any "person", as such term is used in
 Section l5(d) of the Exchange Act, other than the
 Company, a wholly-owned subsidiary of the Company or
 any employee benefit plan of the Company, or its
 subsidiaries, is or becomes the "beneficial owner" (as
 defined in Rule 13d-3 under the Exchange Act), directly
 or indirectly, of 30% (the "Relevant Percentage") or
 more of the combined voting power of the Company's
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 common stock; provided, however, the Relevant
 Percentage shall be 40% solely in respect of any
 acquisitions of common stock by Marciano Investments,
 Inc., of any of its affiliates, or (B) individuals who
 constitute the Board of Directors of the Company on the
 date hereof (the "Incumbent Board") cease for any
 reason to constitute at least a majority thereof,
 provided that any  person becoming a director
 subsequent to the date hereof whose election or
 nomination for election by the Company's shareholders
 was approved by a vote of at least three quarters  of
 the directors comprising the Incumbent Board (either
 by a specific vote or by approval of the proxy
 statement of the Company in which such person is named
 as a nominee for director without objection to such
 nomination) shall be, for purposes of this clause (i),
 considered as though such person were a   member of the
 Incumbent Board. Notwithstanding anything in the foregoing to the contrary, no change in control shall be deemed to have occurred for purposes of this Agreement by virtue of any transaction which results in the Executive, or a group of persons which includes the Executive, acquiring, directly or indirectly, 30% or more of the combined voting power of the Company's common stock.

    (ii)  "Good  Reason"  shall  mean  (A)  a
 substantial adverse change in the Executive's status
 or position(s) as an executive officer of the Company
 or its subsidiaries as in  effect  immediately  prior
 to the change  in control, including, without
 limitation, any adverse change in the Executive's
 status  or  position(s) as a result of a material
 diminution in duties or responsibilities or the
 assignment to the Executive of any   duties or
 responsibilities which, in the Executive's reasonable
 judgment, are inconsistent with such status or
 position(s) or any removal of the Executive from or any
 failure to reappoint or  reelect the Executive to such
 position(s) (except in connection  with the termination
 of the Executive's employment for Cause or
 incapability, as a result of Executive's death, or by
 Executive other than for Good Reason);  (B) a reduction
 by the Company or its subsidiaries in the Executive's
 Base Salary as in effect immediately prior to the
 change in control; or (C) the Executive's office is
 moved, without his mutual consent, from the city where
 the Executive's office is located immediately prior to
 the change in control, except for required travel on
 the  Company's and it subsidiaries' business to an
 extent substantially consistent with the business
 travel obligations which the Executive undertook on
 behalf of the Company or its subsidiaries prior to the
 change in control.
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    (g)  If the Executive's employment is terminated (i)
 by the  Company other than as specified in subsections
 4(b) or 4(c) above (or other than by reason of the Executive's death), or (ii) by the Executive as specified in subsection 4(f)(i) above, the Company and its subsidiaries shall continue to pay monthly, Base
 Salary to Executive for 36 months after such termination. If the Executive's employment is terminated by the Executive as specified in subsection
 4(f)(ii) above, the Company and its subsidiaries shall continue to pay monthly, Base Salary to Executive for 18 months after such termination. In addition, the Company shall maintain in full force and effect for the Executive's benefit, for the same period for which severance payments are being made after such termination, all health insurance, long-term disability, life insurance and accidental death and disability benefits (collectively, the "Benefits") in which the Executive was entitled to participate immediately prior to such termination; provided that such continued participation is possible under the general terms and provisions of such programs, plans and arrangements providing for the Benefits; provided further that if the Executive's participation in any such plan, program or arrangement is barred, or any such plan, program or arrangement is discontinued or the Benefits thereunder materially reduced, the Company and its subsidiaries shall arrange to provide the Executive with Benefits substantially similar to those which the Executive was entitled to receive under such plans, programs and arrangements immediately prior to the date of the change in control. The Company shall also make available to the Executive federal group health plan continuation coverage for the period following the period in which Benefits are provided during the severance period.

    5.   Stock  Options Upon Termination.  To the extent
 the Executive is an Optionee (as defined under the
 Company's 1991 Stock Option and Restricted Stock Plan
 (the "Plan")), if the Executive's employment is
 terminated without cause, the Executive may elect to
 extend the period in which he may exercise his options
 under the Plan to one (1) year after his termination;
 provided, however, that if such options are exercised
 after a  period of ninety (90) days after his
 employment is terminated,  such options will become
 Nonstatutory Options (as defined in the Plan).
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    6.   Limitation on Payments.

         (a) Anything in this Agreement to the contrary notwithstanding, in the event that Arthur Andersen &
 Co. (the "Auditors") determine that any payment or distribution by the Company to or for the benefit of the Executive, whether paid or payable (or distributed or distributable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal
 Revenue Code of 1986, as amended (the "Code"), then the aggregate present value of the amounts payable or distributable to or for the benefit of the Executive pursuant to this Agreement (the "Agreement Payments") shall be reduced (but not below zero) to the Reduced
 Amount.  For purposes of this Section 6, the "Reduced
 Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Agreement Payments without causing any Payment to be nondeductible by the Company because of Section 280G of the Code.

         (b)  If the Auditors determine that any Payment
 would be nondeductible by the Company because of
 Section 280G of the Code,  then the Company shall
 promptly give the Executive notice to that effect and
 a copy of the detailed calculation thereof and of the
 Reduced Amount, and the Executive may then elect, in
 his sole discretion, which and how much of the
 Agreement Payments shall be eliminated or reduced (as
 long as after such election the  aggregate present
 value of the Agreement Payments equals the Reduced
 Amount) and shall advise the Company in writing of this
 election within ten days of his receipt of notice.  If
 no such  election is made by the Executive within such
 ten-day period,  then the Company may elect which and
 how much of the Agreement Payments shall be eliminated
 or reduced (as long as after such election the
 aggregate present value of the Agreement Payments
 equals the Reduced Amount) and shall notify the
 Executive promptly of such election.  For purposes of
 this Section 6, present value shall be determined in
 accordance with Section 280G(d)(4) of the Code.  All
 determinations made by the Auditors under this Section
 6 shall be binding upon the Company and the Executive
 and shall be made within sixty days of the Executive's
 termination of employment.  As promptly as practicable
 following such determinations and the elections
 hereunder, the Company shall pay to or distribute to
 or for the benefit of the Executive such amounts as are
 then due to him under this Agreement and shall promptly
 pay to or distribute for the benefit of the Executive
 in the future such amounts as become due to him under
 this Agreement.
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         (c)  As a result of the uncertainty in the
 application of Section 280G of the Code at the time of the initial determination by the Auditors hereunder, it is possible that Agreement Payments will have been made by the Company which should not have been made (an
 "Overpayment") or that additional Agreement Payments which will not have been made by the Company could have been made (an "Underpayment"), consistent in each case with the calculation of the Reduced Amount hereunder.
 In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue
 Service against the Company or the Executive which the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Executive which he shall repay to the Company, together with interest at the applicable federal rate provided for in Section 7872(f)(2) of the Code;
 provided, however, that no amount shall be payable by the Executive to the Company if and to the extent that such payment would not reduce the amount which is subject to taxation under Section 4999 of the Code.
 In the event that the Auditors, based upon controlling precedent, determine that an Underpayment has occurred, such Underpayment shall promptly be paid by the Company to or for the benefit of the Executive, together with interest at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Code.

    7. Notices. For the purpose of this Agreement, notices and all other communications to either party hereunder provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or mailed by first-class mail or airmail, postage prepaid, addressed:

         in the case of the Company, to:

                Farah Incorporated
                8889 Gateway West
                El Paso, Texas 79925
                P.O. Box 9519
                El Paso, Texas 79985
                Attention: Corporate Secretary

      in the case of the Executive, to:

                Richard C. Allender
                900 Broadmoor
                El Paso, Texas 79912

 or to such other address as either party shall
 designate by giving written notice of such change to
 the other party.
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    8.   Miscellaneous.  No provision of this Agreement
 may be modified, waived or discharged unless such waiver, modification or discharge is approved by the Board of Directors of the Company and agreed to in writing signed by the Executive and such officer as may be specifically authorized by the Board of Directors of the Company. No waiver by either party hereto of any breach of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions of this Agreement. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

    9. Validity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar to the terms and intent of such illegal, invalid or unenforceable provision as may be possible.

    10. Survival. The provisions of this Agreement shall not survive the termination of the Executive's employment hereunder, except that the provisions of Sections 3, 4 and 6 hereof shall survive such termination and shall be binding upon the Executive's personal or legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees and except that the provisions of Sections 4, 5 and 6 hereof shall survive such termination and shall be binding upon the Company and its subsidiaries.

    11. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

    12.  Entire Agreement.   This Agreement constitutes
 the full agreement and understanding of the parties
 hereto regarding the employment of the Executive with
 the Company and its subsidiaries and all prior
 agreements or understandings are merged herein.   This
 Agreement amends and restates that certain Employment
 Agreement by and between the Company and the Executive
 dated as of March 1, 1993.
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   IN WITNESS WHEREOF, the parties hereto have executed
 this Agreement effective as of this 30th day of September, 1993.

            FARAH INCORPORATED

 By:    /s/ James C. Swaim
 Title: Chief Financial Officer

 /s/ Richard Allender
 Richard C. Allender, Executive